SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VERISK ANALYTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	26-2994223 (I.R.S. Employer Identification No.)

545 Washington Boulevard
Jersey City, NJ (Address of Principal Executive Offices)	07310 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☐

Securities Act registration statement file number to which this form relates:	333-152973

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered
          The information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-152973) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 12, 2008, as amended on each of October 8, 2008, November 21, 2008, April 13, 2009, May 29, 2009, August 21, 2009, September 21, 2009 and September 29, 2009 and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2:	Exhibits
          Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Verisk Analytics, Inc.
By:	/s/ Kenneth E. Thompson
	Name:	Kenneth E. Thompson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 5, 2009

2